SUB-ITEM 77Q3

AIM MID CAP BASIC VALUE FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2008
FILE NUMBER : 811-1540
SERIES NO.: 31

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                             8,154
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                             2,295
       Class C                                             1,466
       Class R                                               185
       Class Y                                               532
       Insitutional Class                                  4,795

74V. 1  Net asset value per share (to nearest cent)
       Class A                                             $5.65
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                             $5.30
       Class C                                             $5.30
       Class R                                             $5.59
       Class Y                                             $5.65
       Institutional Class                                 $5.83